Exhibit 21
SUBSIDIARIES OF WESTWOOD ONE, INC.

Name of Subsidiary
Westwood One Radio, Inc.
Westwood One Radio Networks, Inc.
Westwood National Radio Corporation
Westwood One Stations-NYC, Inc.
Westwood One Properties, Inc.
Metro Networks, Inc.
Metro Networks Communications, Inc.
Metro Networks Services, Inc.
Smartroute Systems, Inc.
Metro Networks Communications, Limited Partnership
TLAC, Inc.

State of Incorporation/Organization
California
Delaware
Delaware
Delaware
Delaware
Delaware
Maryland
Delaware
Delaware
Delaware
Delaware